SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

     Preliminary Information Statement   Confidential, for Use of the Commission
 |X| Definitive Information Statement    Only (as permitted by Rule 14c-5(d)(2))


                              COAST RESORTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

               Payment of Filing Fee (check the appropriate box):

|X|  No fee required.

     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

     Fee paid previously with preliminary materials.

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               COAST RESORTS, INC.
                           4500 West Tropicana Avenue
                             Las Vegas, Nevada 89103

                                  June 3, 2002

Dear Stockholder:

     I am writing to inform you of a proposed amendment to the Articles of Incorporation of Coast Resorts, Inc. (the "Company") to: (i) change the name of the Company to "Coast Casinos, Inc."; and (ii) change the maximum number of Board of Directors that may be elected by the stockholders from nine to 13. Holders of more than a majority of the issued and outstanding shares of common stock of the Company have approved the amendment to the Articles of
Incorporation. Therefore, this Information Statement is being furnished to stockholders of the Company for informational purposes only.

     The Board of Directors of the Company has unanimously approved the amendment to the Articles of Incorporation.

     The accompanying Information Statement describes in more detail the amendment to the Articles of Incorporation. I urge you to read the accompanying materials carefully.

                               Sincerely,

                               /s/ Michael J. Gaughan
                               ------------------------
                               Michael J. Gaughan,
                               Chairman of the Board
                               and Chief Executive Officer


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

                               COAST RESORTS, INC.
                           4500 West Tropicana Avenue
                             Las Vegas, Nevada 89103

                              INFORMATION STATEMENT

                                  June 3, 2002


     This Information Statement is being furnished to the stockholders of Coast Resorts, Inc., a Nevada corporation (the "Company"), in connection with a proposed amendment (the "Amendment") to the Company's Articles of Incorporation to; (i) change the name of the Company to "Coast Casinos, Inc."; and (ii) change the maximum number of Board of Directors that may be elected by the stockholders from nine to 13.

     The Board of Directors of the Company has unanimously approved the Amendment.

     As of May 16, 2002, there were 1,461,177.94 shares of the Company's common stock issued and outstanding. The approval of the Amendment requires the approval of holders of a majority of the issued and outstanding stock, with each share being entitled to one vote on each matter. Holders of more than a majority of the issued and outstanding shares of common stock of the Company have approved the Amendment; no other stockholder approval is required. None of the stockholders will have the right to dissent in connection with the Amendment. This Information Statement is being furnished to you for informational purposes only.

     This Information Statement is first being mailed on or about June 3, 2002 to the stockholders of record of the Company as of the close of business on May 24, 2002.

     We are not asking you for a proxy and you are requested not to send us a proxy.


                 PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION
                   TO CHANGE THE COMPANY'S NAME AND INCREASE
                       THE SIZE OF THE BOARD OF DIRECTORS


     Subject to stockholder approval, the Board of Directors approved on May 23, 2002, and has recommended that the stockholders approve, an amendment (the "Amendment") to: (i) Article I of the Company's Articles of Incorporation to change the Company's name to "Coast Casinos, Inc."; and (ii) Article V of the Company's Articles of Incorporation to change the maximum number of Board of Directors that may be elected by the stockholders from nine to 13.

     The Board of Directors believes that it is in the best interests of the Company and its stockholders to change its name because the new name will more accurately reflect the business of the Company. The Board believes that the Company's name should reflect its present business so that potential investors and the public at large can more easily identify the Company's existing business focus.

     The Board of Directors also believes that it is in the best interests of the Company and its stockholders to increase the number of directors that may be elected to serve on the Company's Board of Directors from nine to 13. This will allow for greater flexibility in determining the composition of the Board of Directors. The Articles of Incorporation currently provide that the Board shall consist of at least three, and no more than nine, directors, with the actual number of directors within that range to be determined by a resolution adopted by the Board. Upon effectiveness of the Amendment, the Board will have the ability to specify the actual number of directors at any number between three and 13.

     Approval of the Amendment requires the affirmative vote of the holders of at least a majority of the issued and outstanding shares of common stock of the Company. Holders of more than a majority of the issued and outstanding shares of common stock have indicated to the Company's Board of Directors that they intend to approve the Amendment; no other stockholder approval is required.

BENEFICIAL OWNERSHIP OF SHARES

     The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of April 5, 2002 by (i) each person who, to the knowledge of the Company, owns more than 5% of the outstanding common stock, (ii) each director of the Company, (iii) each executive officer (the "Named Executive Officers") of the Company whose compensation exceeded $100,000 in all capacities in which they served and (iv) all directors and Named Executive Officers of the Company as a group.

                                                 Number
                   Name (1)                     of Shares  Percent

Michael J. Gaughan............................  457,928.97   31.3%
Jerry Herbst..................................  265,488.08   18.2%
Jimma Lee Beam................................  104,529.41    7.1%
Franklin Toti.................................   99,776.47    6.8%
J. Tito Tiberti(2)............................   90,151.47    6.2%
Harlan D. Braaten(3)..........................   30,415.00    2.0%
F. Michael Corrigan...........................    5,263.24     *
Joseph Blasco.................................      500.00     *
Charles Silverman.............................      500.00     *
Gage Parrish(3)...............................    5,000.00     *
All directors and executive officers as a
group (nine persons)..........................  955,023.23   63.8%
____________
* Less than one percent.

(1) The address of Messrs. Gaughan and Toti is 4500 West Tropicana Avenue, Las Vegas, Nevada 89103. The address of Mr. Herbst is 5195 Las Vegas Boulevard South, Las Vegas, Nevada 89119. The address of Mr. Tiberti is 1806 South Industrial Road, Las Vegas, Nevada 89102. The address of Ms. Beam is 2409 Windjammer Way, Las Vegas, Nevada 89107. The address of Mr. Corrigan is 4100 West Flamingo Road, Las Vegas, Nevada 89103.

(2) Includes 600 shares held by trusts for the benefit of Mr. Tiberti's children and 2,000 shares held by a partnership of which trusts for the benefit of Mr. Tiberti's children are indirect partners, as to which Mr. Tiberti disclaims beneficial ownership.

(3)  Reflects shares that may be purchased upon exercise of a stock option.


     There is no public market for the Company's common stock.


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

                            OTHER MATTERS

     The Company is presenting no other matters to a vote of the stockholders.

                               By Order of the Board of Directors

                               /s/ J. Tito Tiberti
                               ------------------------
                               J. Tito Tiberti
                               Secretary


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